Exhibit 10.18

Miller Industries, Inc.
8503 Hilltop Drive
Ooltewah, TN 37363

November 27, 2013

VIA EMAIL
Mr. William G. Miller
101 S.E. 23rd Avenue
Ft. Lauderdale, FL 33301

Re:  Employment and Change in Control Agreements

Dear Mr. Miller:

At its meeting on November 4, 2013, the Board of Directors of the Company made the determination to terminate the automatic renewing feature of your Employment Agreement, as  amended and restated, dated December 30, 2008.  As such, I have been directed to provide you with Notice of such action.

Accordingly, effective December 31, 2013, under paragraph 1 of the Employment Agreement between you and the Company, as amended and restated, dated December 30, 2008 the Term of the Agreement shall be extended three years.

All other terms of the Agreements shall remain unchanged.

Please acknowledge receipt of this letter by signing in the space provided below and return to me by email.

Very truly yours,

/s/ Frank Madonia
Frank Madonia,
General Counsel

FM/jf

Receipt acknowledged

/s/ William G. Miller
William G. Miller